UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2016

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 San Tomas Expressway, Santa Clara, California	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 13, 2016, NVIDIA Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), to issue and sell $2.0 billion of unsecured notes, consisting of $1.0 billion of 2.20% notes due 2021 (the “2021 Notes”) and $1.0 billion of 3.20% notes due 2026 (the “2026 Notes” and, together with the 2021 Notes, the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants, including an agreement to indemnify the Underwriters against certain liabilities.

The estimated net proceeds from the offering of the Notes were approximately $1.98 billion, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to prefund the repayment of the principal amount of the Company’s convertible notes due 2018 and for general corporate purposes such as dividend payments or share repurchases.

The offering of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-213516) and a related prospectus, including a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”).

The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, attached as Exhibit 1.1 hereto, and incorporated herein by reference.

Indenture

The terms of the Notes are governed by an indenture, dated as of September 16, 2016 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by an Officers’ Certificate, dated as of September 16, 2016 (together with the Base Indenture, the “Indenture”).

The 2021 Notes will mature on September 16, 2021 and the 2026 Notes will mature on September 16, 2026. Interest on the Notes is payable on March 16 and September 16 of each year, beginning on March 16, 2017. Upon 30 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest, if any, and a make-whole premium. However, no make-whole premium will be paid for redemptions of the 2021 Notes on or after August 16, 2021, or for redemptions of the 2026 Notes on or after June 16, 2026. The Indenture includes covenants limiting the Company’s ability to create liens on its properties, enter into sale and leaseback transactions with respect to its properties or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of Moody’s Investors Service, Inc. and

Standard & Poor’s Ratings Services within a specified period, the Company will be required to offer to repurchase any outstanding Notes of that series at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest. The Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will be structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. All existing and future liabilities of our subsidiaries will be effectively senior to the Notes.

The Trustee also serves as the trustee under the indenture for the Company’s convertible notes due 2018.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, attached as Exhibits 4.1, 4.2, 4.3 and 4.4 hereto, and incorporated herein by reference.

The agreements included as exhibits to this Current Report on Form 8-K are included to provide information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

¡	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

¡	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

¡	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

¡	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 13, 2016, by and among the Company, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 16, 2016, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	Officers’ Certificate, dated as of September 16, 2016.

4.3	Form of 2021 Note (included in Exhibit 4.2).

4.4	Form of 2026 Note (included in Exhibit 4.2).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA CORPORATION

By:	/s/ Colette M. Kress
Colette M. Kress Executive Vice President and Chief Financial Officer

Date: September 16, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 13, 2016, by and among the Company, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 16, 2016, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	Officers’ Certificate, dated as of September 16, 2016.

4.3	Form of 2021 Note (included in Exhibit 4.2).

4.4	Form of 2026 Note (included in Exhibit 4.2).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).